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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

THE UNDERSIGNED director of aaiPharma Inc. (the "Corporation") hereby appoints Gregory S. Bentley and Albert N. Cavagnaro and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") registration statements on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 2,250,000 shares of common stock of the Corporation and interests to be issued pursuant to the Applied Analytical Industries, Inc. 1997 Stock Option Plan and 250,000 shares of common stock of the Corporation and interests to be issued pursuant to the 2000 Stock Option Plan For Non-Employee Directors, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.

EXECUTED on the 27th day of March, 2002.


/s/ Joseph H. Gleberman
--------------------------------
Joseph H. Gleberman